Exhibit 8.1

GROUP SUBSIDIARIES

At 31 December 2015	Country	Percentage of voting share capital held

Wholly owned subsidiaries
Aktiebolaget Hässle	Sweden	100
AlphaCore Pharma Limited	England	100
AlphaCore Pharma, LLC	United States	100
Amylin Ohio LLC	United States	100
Amylin Pharmaceuticals LLC	United States	100
Ardea Biosciences Limited	England	100
Ardea Biosciences, Inc.	United States	100
Arrow Therapeutics Limited	England	100
Astra Alpha Produtos Farmaceuticos Lda	Portugal	100
Astra Export & Trading Aktiebolag	Sweden	100
Astra Läkemedel Aktiebolag	Sweden	100
Astra Pharmaceuticals (Pty) Limited	South Africa	100
Astra Pharmaceuticals Limited	England	100
Astra Tech International Aktiebolag	Sweden	100
AstraPharm	England	100
AstraZeneca A/S	Denmark	100
AstraZeneca do Brasil Limitada	Brazil	100
AstraZeneca (Thailand) Limited	Thailand	100
AstraZeneca (Wuxi) Trading Co. Ltd	China	100
AstraZeneca AB	Sweden	100
AstraZeneca AG	Switzerland	100
AstraZeneca AS	Norway	100
AstraZeneca Asia-Pacific Business
Services SDN BHD	Malaysia	100
AstraZeneca B.V.	Netherlands	100
AstraZeneca Biotech AB	Sweden	100
AstraZeneca BioVentureHub AB	Sweden	100
AstraZeneca Bulgaria EOOD	Bulgaria	100
AstraZeneca CAMCAR Costa Rica, S.A.	Costa Rica	100
AstraZeneca CAMCAR, S.A.	Panama	100
AstraZeneca Canada Inc.	Canada	100
AstraZeneca China UK Limited	England	100
AstraZeneca Collaboration Ventures LLC	United States	100
AstraZeneca Colombia S.A.	Colombia	100
AstraZeneca Continent B.V.	Netherlands	100
AstraZeneca Czech Republic, s.r.o.	Czech Republic	100
AstraZeneca d.o.o.	Croatia	100
AstraZeneca Death In Service Trustee Limited	England	100
AstraZeneca Dunkerque Production SCS	France	100
AstraZeneca Eesti OÜ	Estonia	100
AstraZeneca Egypt for Pharmaceutical Industries JSC	Egypt	100
AstraZeneca Egypt for Trading LLC	Egypt	100
AstraZeneca Employee Share Trust Limited	England	100
AstraZeneca Farmaceutica Chile Limitada	Chile	100
AstraZeneca Farmaceutica Holding Spain, S.A.	Spain	100
AstraZeneca Farmaceutica Spain S.A.	Spain	100
AstraZeneca Finance Coöperatief WA	Netherlands	100
AstraZeneca Finance Limited	England	100
AstraZeneca Finance S.A.S.	France	100

AstraZeneca FZ-LLC	United Arab Emirates	100
AstraZeneca Gamma B.V.	Netherlands	100
AstraZeneca GmbH	Germany	100
AstraZeneca Health Care S.A. de C.V.	Mexico	100
AstraZeneca Holding Aktiebolag	Sweden	100
AstraZeneca Holding France S.A.S.	France	100
AstraZeneca Holding GmbH	Germany	100
AstraZeneca Holdings B.V.	Netherlands	100
AstraZeneca Holdings Pty Limited	Australia	100
AstraZeneca Hong Kong Limited	Hong Kong	100
AstraZeneca Ilac Sanayi ve Ticaret Limited Sirketi	Turkey	100
AstraZeneca India Private Limited	India	100
AstraZeneca Industries, LLC	Russia	100
AstraZeneca Insurance Company Limited	England	100
AstraZeneca Intermediate Holdings Limited	England	100
AstraZeneca International Holdings Aktiebolag	Sweden	100
AstraZeneca Investment (China) Co., Ltd	China	100
AstraZeneca Investments Limited	England	100
AstraZeneca Israel Ltd	Israel	100
AstraZeneca Japan Limited	England	100
AstraZeneca Jota B.V.	Netherlands	100
AstraZeneca K.K.	Japan	100
AstraZeneca Kft	Hungary	100
AstraZeneca Korea Co. Ltd	Republic of Korea	100
AstraZeneca Latvija SIA	Latvia	100
AstraZeneca Lietuva UAB	Lithuania	100
AstraZeneca Limited	New Zealand	100
AstraZeneca Luxembourg S.A.	Luxembourg	100
AstraZeneca Maroc SARLAU	Morocco	100
AstraZeneca Nigeria Limited	Nigeria	100
AstraZeneca Nominees Limited	England	100
AstraZeneca Nordic AB	Sweden	100
AstraZeneca Österreich GmbH	Austria	100
AstraZeneca OY.	Finland	100
AstraZeneca Peru S.A.	Peru	100
AstraZeneca Pharma Poland Sp.z.o.o.	Poland	100
AstraZeneca Pharma S.R.L.	Romania	100
AstraZeneca Pharmaceutical (China) Co. Ltd	China	100
AstraZeneca Pharmaceuticals (Phils.) Inc.	Philippines	100
AstraZeneca Pharmaceuticals (Pty) Limited	South Africa	100
AstraZeneca Pharmaceuticals Aktiebolag	Sweden	100
AstraZeneca Pharmaceuticals Co., Limited.	China	100
AstraZeneca Pharmaceuticals Ireland Limited	Ireland	100
AstraZeneca Pharmaceuticals Limited	Kenya	100
AstraZeneca Pharmaceuticals, LLC	Russia	100
AstraZeneca Pharmaceuticals Pakistan (Private) Limited
	Pakistan	100
AstraZeneca Pharmaceuticals, LP	United States	100
AstraZeneca Produtos Farmaceuticos Lda	Portugal	100
AstraZeneca PTY Limited	Australia	100
AstraZeneca Quest Limited	England	100
AstraZeneca Reims S.A.S.	France	100
AstraZeneca Rho B.V.	Netherlands	100
AstraZeneca S.A.	Greece	100
AstraZeneca S.A.	Chile	100
AstraZeneca S.A.	Argentina	100
AstraZeneca S.A. / N.V.	Belgium	100
AstraZeneca S.A.S.	France	100

AstraZeneca S.A.	Uruguay	100
AstraZeneca Sdn Bhd	Malaysia	100
AstraZeneca Share Trust Limited	England	100
AstraZeneca Sigma B.V.	Netherlands	100
AstraZeneca Singapore Pte Limited	Singapore	100
AstraZeneca Södertalje 1 AB	Sweden	100
AstraZeneca Södertalje 2 AB	Sweden	100
AstraZeneca SpA	Italy	100
AstraZeneca Sweden Investments Limited	England	100
AstraZeneca Taiwan Limited	Taiwan	100
AstraZeneca Treasury Limited	England	100
AstraZeneca Tunisie SaRL	Tunisia	100
AstraZeneca UK Limited	England	100
AstraZeneca Ukraina LLC	Ukraine	100
AstraZeneca US Investments Limited	England	100
AstraZeneca Venezuela S.A.	Bolivarian Republic of Venezuela	100
AstraZeneca Zeta B.V.	Netherlands	100
AstraZeneca, LP	United States	100
AstraZeneca, S.A. de C.V.	Mexico	100
Atkemix Nine Inc.	United States	100
Atkemix Ten Inc.	United States	100
Ayzee 1 Limited	England	100
AYZEE 2 Limited	England	100
AYZEE 3 Limited	England	100
AYZEE 4 Limited	England	100
AZ Reinsurance Limited	Cayman Islands	100
AZENCO2 Limited	England	100
AZLP Holdings LLC	United States	100
AZ-Mont Insurance Company	United States	100
BMS Holdco Inc.	United States	100
Cambridge Antibody Technology Group Limited	England	100
Corpus Christi Holdings Inc.	United States	100
Cresco Ti Systems GmbH	Germany	100
Definiens AG	Germany	100
Definiens Inc.	United States	100
Drimex LLC	Egypt	100
Entasis Therapeutics Inc.	United States	100
Entasis Therapeutics Limited	England	100
Gotland Pharma S.A.	Bolivarian Republic of Venezuela	100
IPR Pharmaceuticals, Inc.	Puerto Rico	100
KuDOS Horsham Limited	England	100
KuDOS Pharmaceuticals Limited	England	100
Laboratorio Beta, S.A.	Spain	100
Laboratorio Icaro S.A.	Spain	100
Laboratorio Lailan, S.A.	Spain	100
Laboratorio Odin, S.A.	Spain	100
Laboratorio Tau S.A.	Spain	100
MedImmune Biologics Inc.	United States	100
MedImmune Limited	England	100
MedImmune Pharma B.V.	Netherlands	100
MedImmune U.K. Limited	England	100
MedImmune Ventures, Inc.	United States	100
MedImmune, LLC	United States	100
Meronem Group Limited	England	100
Novastra Promoção e Comércio Farmacêutico Lda Novastuart Produtos Farmaceuticos Lda	Portugal	100
	Portugal	100
Omthera Pharmaceuticals Inc.	United States	100
Optein, Inc.	United States	100

Pearl Therapeutics, Inc.	United States	100
Pharmaceutical Manufacturing Company Pty Limited	Australia	100
Pharmaceutical Manufacturing Division Pty Limited	Australia	100
Simesa SpA	Italy	100
Sofotec GmbH	Germany	100
Spirogen Sarl	Switzerland	100
Stauffer Management Company LLC	United States	100
Stuart-Produtos Farmacêuticos Lda	Portugal	100
Stuart Pharma Aktiebolag	Sweden	100
Symbicom Aktiebolag	Sweden	100
Tika Läkemedel Aktiebolag	Sweden	100
Zenco (No 8) Limited	England	100
Zeneca Epsilon – Produtos Farmacêuticos Lda	Portugal	100
Zeneca Finance (Netherlands) Company	England	100
Zeneca Holdings Inc.	United States	100
Zeneca Ilac Sanayi Ve Ticaret Anonim Sirketi	Turkey	100
Zeneca Inc.	United States	100
Zeneca Wilmington Inc.	United States	100
Zenecapharma Produtos Farmaceuticos Lda	Portugal	100
ZS Pharma Inc.	United States	100

Subsidiaries where the effective interest is less than 100%

AstraZeneca Pharma India Limited	India	75
I.C. Insurance Holdings Limited	England	51
P.T. AstraZeneca Indonesia	Indonesia	95
SPA AstraZeneca Al Djazair	Algeria	65.77

Joint ventures
Archigen Biotech Limited	England	50
Centus Biotherapeutics Limited	England	50
Montrose Chemical Corporation of California	United States	50